Exhibit 99.1
CapsoVision Reports Second Quarter 2025 Financial Results
SARATOGA, Calif., August 14, 2025 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, today reported financial results for its second quarter ended June 30, 2025.
Recent Highlights
•Second quarter 2025 revenue was $3.3 million, a 17% increase over the second quarter of 2024.
•New accounts grew 75% in the second quarter of 2025 over the comparable quarter in 2024.
•CapsoCam Plus® used by over 143,000 patients as of June 30, 2025.
•Submitted a 510(k) notification to the FDA for CapsoCam Colon®, a non-invasive capsule for colon imaging, in June 2025.
•Closed initial public offering on July 3, 2025, raising net proceeds of approximately $23.4 million.
Management Commentary
“Our second quarter performance reflected steady adoption of our CapsoCam Plus for small bowel imaging and increasing physician interest in our capsule endoscopy pipeline,” said Johnny Wang, President and Chief Executive Officer. “Following the achievement of several development milestones, we successfully completed our IPO in July, providing us with the additional capital to accelerate growth and expand into high-impact new indications.

"Looking ahead, submitting and obtaining FDA 510(k) approval for the addition of our proprietary AI module into CapsoCam Plus and continued development and regulatory approval of CapsoCam Colon are both important near-term goals and future growth drivers - enhancing accuracy, easing physician workload, and expanding our market reach. We also expect to advance programs in pancreatic cancer and esophageal varices, where our panoramic imaging offers clear clinical advantages and the potential for earlier detection.

"I am confident that we have the right technology, the right strategy, and the right team to lead the next generation of innovation in GI screening and disease detection,” concluded Wang.

Second Quarter 2025 Financial Results
Total revenue was $3.3 million, a 17% increase over the second quarter of 2024. The primary growth driver was an increase in the number of CapsoCam Plus capsules sold.
Gross profit was $1.8 million, an increase of $0.2 million, or 14%, compared to the second quarter of 2024. Gross margin was 55%, compared to 56% in the second quarter of 2024.
Operating expenses were $6.5 million, a $0.4 million decrease from the second quarter of 2024, driven primarily by a decrease in expenses associated with the completion of a pivotal study and clinical trials.
Cash and cash equivalents totaled $1.1 million as of June 30, 2025.
The Company completed an initial public offering in July 2025. Net proceeds totaled $23.4 million, after deducting underwriting discounts, commissions and offering expenses.

Conference Call and Webcast
CapsoVision will host a conference call today, August 14, 2025 at 4:30 p.m. Eastern Time to discuss its second quarter financial results. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and referencing conference ID 1668374, or from the webcast link in the investor relations section of the company's website at www.capsovision.com.
To access the replay, please register via the webcast link on the events page. The webcast will be available in the investor relations section on the company's website for one year following the completion of the call.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and diagnosis of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals, the Company’s plans, strategies and timing for its pipeline development (including plans to address future indications in terms of new GI pathologies and expanded patient populations and related timing of these efforts) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, the Company’s financial condition and the availability of cash, the failure to receive regulatory clearance and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s prospectus filed on July 3, 2025 with the SEC, as part of the Company’s Registration Statement on Form S-1 (File No. 333-287148), and the Company’s most recent Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.
Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com
Media Contact
Leslie Strickler and Paul Spicer
Être Communications
leslies@etrecommunications.com | (804) 240-0807
pauls@etrecommunications.com | (804) 503-9231

CAPSOVISION, INC.
CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net revenue	$3,315	$2,843	$6,098	$5,338

Costs of revenue	1,504	1,251	2,793	$2,352

Gross profit	1,811	1,592	3,305	2,986

OPERATING EXPENSES
Selling and marketing	1,847	1,784	3,808	3,423
Research and development	3,392	4,222	6,499	7,482
General and administrative	1,223	857	3,031	1,561
Total operating expenses	6,462	6,863	13,338	12,466

Operating loss	(4,651)	(5,271)	(10,033)	(9,480)

NON-OPERATING INCOME
Interest income, net	37	5	43	14
Other non-operating income/(expense), net	(11)	—	(10)	1
Total non-operating income, net	26	5	33	15

Loss before income taxes	(4,625)	(5,266)	(10,000)	(9,465)

Provision for income taxes	—	—	—	—

Net loss and comprehensive loss	$(4,625)	$(5,266)	$(10,000)	$(9,465)

Net loss per share – basic and diluted	$(2.02)	$(2.58)	$(4.49)	$(4.84)

Weighted average common shares outstanding – basic and diluted	2,292,230	2,042,111	2,225,301	1,956,169

CAPSOVISION, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$1,066	$9,319
Accounts receivable, net	1,854	2,001
Inventory	3,042	2,629
Prepaid expenses and other current assets	1,837	898
Total current assets	7,799	14,847
Property and equipment, net	683	720
Operating lease right-of-use assets	1,024	1,195
Other long-term assets	41	41
TOTAL ASSETS	$9,547	$16,803

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$1,157	$749
Accrued expenses and other current liabilities	1,588	569
Deferred revenue	97	132
Note payable, current	1,000	—
Operating lease liabilities – current	379	351
Total current liabilities	4,221	1,801

Operating lease liabilities – long-term	687	887
Total liabilities	4,908	2,688

Commitments and contingencies - Note 9

Convertible Preferred Stock (each Series: $0.001 par value)
Series A: 17,962,675 shares authorized, 5,394,197 issued and outstanding, and liquidation preference of $4,850	4,850	4,850
Series B: 6,000,000 shares authorized, 1,801,802 issued and outstanding, and liquidation preference of $4,319	4,319	4,319
Series C: 5,747,127 shares authorized, 880,187 issued and outstanding, and liquidation preference of $2,550	2,550	2,550
Series C-1: 3,876,405 shares authorized, 848,599 issued and outstanding, and liquidation preference of $2,515	2,515	2,515

CAPSOVISION, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and share amounts)

	June 30, 2025	December 31, 2024
Convertible Preferred Stock (each Series: $0.001 par value) (continued)
Series D: 2,222,222 shares authorized, 520,519 issued and outstanding, and liquidation preference of $1,560	$1,560	$1,560
Series D-1: 6,766,666 shares authorized, 166,833 issued and outstanding, and liquidation preference of $500	500	500
Series D-2: 11,083,333 shares authorized, 2,920,649 issued and outstanding, and liquidation preference of $17,506	8,753	8,753
Series E: 14,000,000 shares authorized, 4,151,977 issued and outstanding, and liquidation preference of $15,900	15,900	15,900
Series F-1: 13,043,479 shares authorized, 1,201,203 issued and outstanding, and liquidation preference of $4,600	4,600	4,600
Series F-2: 12,000,000 shares authorized, 2,498,498 issued and outstanding, and liquidation preference of $10,400	10,400	10,400
Series G: 5,926,000 shares authorized, 1,779,559 issued and outstanding, and liquidation preference of $8,000	8,000	8,000
Series G-1: 6,896,552 shares authorized, 2,039,756 issued and outstanding, and liquidation preference of $9,849	9,849	9,849
Series H: 48,157,821 shares authorized, 14,461,804 issued and outstanding, and liquidation preference of $69,829	69,829	69,829
Total convertible preferred stock	143,625	143,625

Stockholders’ Deficit
Common stock, $0.001 par value: 190,000,000 and 190,000,000 shares authorized; 2,459,183 and 2,090,945 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	1,362	838
Accumulated deficit	(140,350)	(130,350)
Total stockholders’ deficit	(138,986)	(129,510)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$9,547	$16,803

CAPSOVISION, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,000)	$(9,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	107	103
Amortization of operating lease right-of-use assets	171	155
Unrealized foreign exchange (gains) losses	(158)	12
Stock-based compensation	322	28
Bad debt expense	11	—
Changes in operating assets and liabilities:
Accounts receivable	167	236
Inventory	(413)	(165)
Prepaid expenses and other current assets	(939)	(106)
Other long-term assets	—	3
Accounts payable	408	369
Accrued expenses and other current liabilities	1,019	1,309
Deferred revenue	(35)	8
Operating lease liabilities	(172)	(123)
Net cash used in operating activities	$(9,512)	$(7,636)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(70)	(149)
Net cash used in investing activities	$(70)	$(149)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note issuance	1,000	—
Proceeds from exercises of options on common stock and warrants	202	72
Net cash provided by financing activities	$1,202	$72

Effect of exchange rate changes on cash	127	(27)
Net decrease in cash	(8,380)	(7,713)
Cash at beginning of period	9,319	14,559
Cash at end of period	$1,066	$6,819

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for income taxes	$7	$6